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SCHEDULE B - FINANCIAL AND OPERATING RATIOS

BIOTECHNICA INTERNATIONAL, INC.
AND COMPARATIVE PUBLICLY TRADED COMPANIES

ASV    AG Services of America       NY
ABTX   AgriBioTech                  NNM
ANDE   The Andersons                NNM
EECN   Ecogen                       NNM
MYCO   Mycogen                      NNM
PHB    Pioneer HiBred               NY
SMG    The Scotts Company           NY



Symbol                           ASV     ABTX       ANDE      EECN      MYCO       PHB       SMG    * Average   Median BioTechnica

For the Twelve Months Ended:For the Twelve Months Ended:
                             5/31/98  3/31/98    6/30/98   7/31/98   5/31/98    6/30/98   7/4/98                           6/30/98
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

LIQUIDITY, COVERAGE & LEVERAGE
Current Ratio                   1.23     1.24       1.43      2.56      1.51       2.77     1.80       1.71       1.51       1.18
Collection Period (Days)      235.82    76.75      22.67     83.59    117.41      81.03    45.50      80.86      81.03     141.33
Inventory Turnover             83.94     2.86       5.81      0.88      2.05       1.84     4.42       3.40       2.86       1.76
Sales/Assets (Avg.)             1.31     0.93       3.23      0.45      0.72       1.02     1.19       1.03       1.02       0.64
EBIT/Interest                   2.43     0.97       2.70    -16.96    -16.22      38.18     2.74       1.77       2.43      -1.24
EBITDA/CMLTD + Interest         2.50     1.26       2.12    -11.95      7.55      33.93     3.55       3.40       2.50      -0.11
Equity/Assets (Avg.)            0.31     0.55       0.23      0.29      0.62       0.70     0.26       0.41       0.31       0.12
Equity/Ttl.Capitalization (Avg  0.88     0.95       0.53      0.57      0.94       0.99     0.34       0.77       0.88       0.21

PROFITABILITY

N I Cont Ops. / Sales          2.96%     1.70%      0.88%   -75.20%    32.74%    15.05%     3.62%      1.83%      1.70%   -17.20%
N I Cont Ops/Avg Equity       12.62%     2.85%     12.64%  -117.14%    37.99%    21.75%    16.79%      8.98%     12.62%   -92.42%
N I Cont Ops / Avg Assets      3.89%     1.58%      2.86%   -33.96%    23.52%    15.32%     4.32%      2.53%      2.86%   -10.95%
Gross Profit / Sales           5.48%    21.82%     16.33%    18.83%    36.72%    57.83%    37.31%     26.20%     21.82%    33.66%
Operating Expenses/Sales       3.96%    19.64%     13.82%   119.46%    61.27%    31.51%    24.43%     30.13%     24.43%    43.19%
Taxes / Pre-tax Income        35.94%  -206.19%     33.50%     0.00%     2.44%    34.23%    41.37%     21.22%     33.50%    -0.03%

SIZE AND GROWTH**

Size Measured by Sales($000)$192,098  $164,434 $1,067,918    $7,773  $209,074 $1,840,000 $1,078,600 $542,425   $209,074   $21,340
LTM EPS Cont. Ops. Growth        n/a       n/a    145.83%       nmf       nmf      7.92%        n/a      nmf        nmf       nmf
Forecasted Next Year EPS Growth 2.86%   13.79%     -4.24%       nmf       nmf     20.18%     20.00%   12.22%     13.79%       nmf
5 Year Forecasted EPS Growth   20.00%   49.00%     13.00%       n/a    23.00%     16.00%     16.00%   18.75%     18.00%       nmf



For the Fiscal Years Ended:
                             2/28/98   6/30/97   12/31/97  10/31/97   8/31/97    8/31/97    9/30/97                       6/30/98
OTHER
EPS Coeff of Vari (2)         21.92%       n/a     24.05%       nmf       nmf     20.51%     91.36%    22.98%     2.98%      nmf

5 YEAR COMPOUND ANNUAL GROWTH RATE**
Assets                        34.76%       n/a      7.27%    -5.55%    16.29%      5.68%     24.06%    13.33%    11.78%   27.64%
Sales                         27.59%       n/a      5.30%    20.07%    53.92%      7.17%     16.84%    17.92%    18.46%   20.97%
EPS Cont. Ops.                12.62%       n/a     -7.79%   -27.87%       nmf     11.92%      9.95%     7.29%     9.95%      nmf



n/a = Not available                                                             *   Average - mean, excluding the high and
                                                                                    and low amounts.
nmf = Not meaningful                                                            **  A negative value results in 0 value
                                                                                    being assinged.
EBIT = Earnings before interest and taxes                                       (1) Total capitalization is long-term
                                                                                    debt plus stockholders' equity
EBITDA = Earnings before interest, taxes, depreciation and amortization         (2) Coefficient of variation is a measure
                                                                                    of EPS volatility = five year standard
                                                                                    deviation
CMLTD = Current maturities of long-term debt                                        of EPS/five year average EPS






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